Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cybershop International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1999 included in Cybershop International, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                                  Arthur Andersen LLP

Roseland, New Jersey
March 26, 1999